Exhibit 10.1

CONSTRUCTION PARTNERS, INC.
2024 RESTRICTED STOCK PLAN

ARTICLE I
Purpose

The purpose of this Plan is to provide for payment in shares of Restricted Stock of the retainers and other compensation of members of the Board and certain of the Company’s employees and consultants. The Plan is intended to provide Participants with a larger equity interest in the Company, to enhance the commonality of interests between Participants and the stockholders of the Company, and to provide an effective mechanism for the Company to attract and retain well-qualified individuals to serve as directors, employees and consultants of the Company.

ARTICLE II
Definitions

For purposes of this Plan, the following terms will have the meanings set forth below:

“Affiliate” means any parent or direct or indirect subsidiary of the Company, whether now or hereafter existing.
“Award” means a grant of Restricted Stock under the Plan, subject to the terms and conditions of the Plan and the applicable Award Agreement.
“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical to other Award Agreements.
“Board” means the Board of Directors of the Company.
“Change in Control” means (i) a sale of all or substantially all of the equity or assets of the Company to an unrelated Person, or (ii) any merger or consolidation of the Company with another Person if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Majority Holders have the power to designate or approve a majority of the members of the board of directors of the surviving corporation. The foregoing notwithstanding, a transaction will not constitute a Change in Control if (a) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before the transaction; (b) it constitutes a public offering that results in any security of the Company being listed (or approved for listing), or designated (or approved for designation) as a security on any Established Securities Market; (c) solely because 50% or more of the total voting power of the Company’s then-outstanding securities is acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans of the Company or any Affiliate thereof, or any company that, immediately before the acquisition, is owned directly or indirectly by the Company’s stockholders in substantially the same proportion as their ownership of stock in the Company immediately before the acquisition; or (d) it results solely from a change in ownership of an existing stockholder of the Company or from a conversion of Stock into shares of the Company’s Class A common stock, par value $0.001 per share.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with ARTICLE VI.
“Company” means Construction Partners, Inc., a Delaware corporation, or any successor thereto.
“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate under a written agreement, which services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Director” means a member of the Board.

“Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death. The Committee will determine whether an individual has a Disability under procedures established by the Committee.
“Effective Date” means the date on which the stockholders of the Company approve the Plan.
“Employee” means a common law or statutory employee of the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate is not sufficient by itself to constitute being an Employee.
“Established Securities Market” has the meaning set forth in Treasury Regulation Section 1.897-1(m) or any successor regulation thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of the date of any valuation event, the value per Share determined using a presumptively reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv). Without limiting the generality of the foregoing, on any date on which shares of Stock are not readily tradable on an Established Securities Market, the Committee will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Committee, by reference to the public trading price of the Company’s Class A common stock, par value $0.001 per share, and such determination will be conclusive and binding on all Persons for purposes of this Plan.
“Majority Holders” means, with respect to a particular point in time, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any two (2) or more persons acting as a partnership, syndicate or other such group, holding greater than 50% of the voting power of all classes of the Company’s outstanding common stock at such time.
“Participant” means any Employee, Director or Consultant of the Company or any Affiliate to whom an Award is granted under the Plan or, if applicable, such other Person who holds an outstanding Award.
“Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
“Plan” means this Construction Partners, Inc. 2024 Restricted Stock Plan, as amended from time to time.
“Restricted Stock” means Stock issued pursuant to the Plan.
“Restricted Period” means the period of time during which the transfer of shares of Restricted Stock shall be restricted and be subject to forfeiture.
“Rule 16b-3” means the exemption under Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor to such rule, as in effect from time to time.
“Section 83(b) Election” means an election by a recipient of Restricted Stock to immediately recognize ordinary compensation income in an amount equal to the Fair Market Value of the Restricted Stock on the date of grant pursuant to Section 83(b) of the Code.
“Stock” means the Class B common stock, $0.001 par value, of the Company.
ARTICLE III
Stock Subject to Plan; Adjustments
3.1 Share Reserve. Subject to adjustment as provided in Section 3.3 below, the maximum aggregate number of shares of Stock that may be issued on the exercise or vesting of all Awards under the Plan is 2,000,000 shares, all of which may be used for any Awards. Each share of Stock subject to any Award granted hereunder will be counted against the share reserve on the basis of one share for every share subject thereto.

3.2 Source of Shares. Restricted Stock may consist, in whole or in part, of (a) authorized and unissued Stock, (b) Stock reacquired by the Company through purchase in private transactions, (c) Stock held by the Company as treasury shares or (d) Stock that was previously subject to an Award but forfeited pursuant to the terms of this Plan.
3.3 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend or other distribution (whether in the form of cash, shares of Stock, other securities or other property), Stock split, reverse Stock split, combination, repurchase, or exchange of shares of Stock or other securities of the Company, or other similar corporate transactions or events or change in corporate structure affecting the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits and potential benefits intended to be made available under the Plan, the Committee, in such a manner as it deems equitable, shall make an appropriate substitution or adjustment in (a) the aggregate number of shares reserved for issuance under the Plan, and (b) the kind, number and price of shares subject to outstanding Restricted Stock Awards granted under the Plan; provided that the number of shares subject to any Award shall always be a whole number. Such substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion, and shall be conclusive and binding for purposes of the Plan.
ARTICLE IV
Eligibility
Each individual who satisfies the definition of a Participant as of the date of any grant made pursuant to the Plan shall be eligible to be selected by the Committee to receive an Award.
ARTICLE V
Effective Date; Duration
Following adoption by the Board, the Plan becomes effective on the Effective Date. The Plan shall terminate ten (10) years from the Effective Date, unless terminated earlier pursuant to ARTICLE IX, and no Awards may be granted under the Plan thereafter.
ARTICLE VI
Administration
6.1 General. The Compensation Committee of the Board shall administer the Plan and serve as the Committee hereunder unless and until the Board delegates administration to a different Committee or vests authority in the Board for the administration of the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (a) construe and interpret the Plan and apply its provisions; (b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) determine when Awards are to be granted under the Plan; (e) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted; (f) determine the number of Shares to be made subject to each Award; (g) prescribe the terms and conditions of each Award, including, without limitation, the form and amount of consideration therefor and vesting provisions, and to specify the provisions of the Award Agreement relating to the grant or sale; (h) subject to the restrictions applicable under ARTICLE IX, amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or the other terms of any outstanding Award; (i) make decisions with respect to outstanding Awards that may become necessary on a Change in Control or an event that triggers capital adjustments; and (j) exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.
6.2 Committee Discretion Binding. Unless otherwise expressly provided under the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any Participant, any holder or beneficial owner of Restricted Stock and any stockholder of the Company, unless a decision is determined by a court having jurisdiction to be arbitrary and capricious.
6.3 Limitation of Liability. Neither a member of the Committee nor a Participant shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or Participant or by any agent to whom duties in connection with the administration of the Plan have been delegated.

6.4 Indemnification. In addition to such other rights of indemnification as they may have as directors or members of the Committee, and to the extent allowed by applicable law, the Company will indemnify the members of the Committee against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal thereof, to which the members of Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company will not unreasonably withhold) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the Committee did not act in good faith and in a manner that the member reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful. Notwithstanding the foregoing, it is a condition precedent to the Company’s obligations in this Section 6.4 that, within 60 days after institution of any such action, suit or proceeding, the Committee member offer the Company in writing the opportunity at its own expense to handle and defend the action, suit or proceeding.
ARTICLE VII
Restricted Stock
7.1 Award of Restricted Stock; Award Agreement. The Committee may grant an Award of Restricted Stock to a Participant. The aggregate dollar value of Awards granted under the Plan during any fiscal year to any Participant will not exceed $825,000, rounded up to the nearest full share. Each Award shall be evidenced by a written Award Agreement in such form and containing such terms, conditions, and Restricted Period as the Committee determines to be appropriate. The terms and conditions of the Award may change from time to time, and the terms and conditions of separate Awards need not be identical, but each Award must be consistent with the requirements set forth in this Plan.
7.2 Consideration. The consideration for shares of Stock acquired under an Award (a) shall be determined by the Committee, (b) shall be set forth in the applicable Award Agreement and (c) may be stated as cash, property, services rendered or to be rendered to the Company or any other form of legal consideration that may be acceptable to the Committee in its discretion. Stock acquired in connection with an Award may be issued for such consideration, having a value not less than the par value thereof, as may be determined by the Committee. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Participant shall be permitted to acquire Restricted Stock in consideration of a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act.
7.3 Restricted Period. An Award, and any Stock acquired thereunder, may, but need not, be subject to a Restricted Period that specifies a repurchase right in favor of the Company, or forfeiture where the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Committee. The Committee in its discretion may provide for an acceleration of vesting in the terms of any Award, at any time, including upon a Change in Control. The Committee in its discretion may grant an Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.
7.4 Vesting; Forfeiture. Subject to the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee (including, without limitation, the Participant’s satisfaction of any applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Award will lapse and the Participant will become fully vested in the number of shares of Stock with respect to which the restrictions have lapsed, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of the applicable Award. In the event that a Participant shall cease to satisfy the definition of a Participant for any reason other than those set forth in Section 7.8 below, the Participant, or former Participant, as the case may be, shall, for no consideration, forfeit to the Company all shares of Restricted Stock issued pursuant to this Plan that have not previously vested.
7.5 Transferability of Awards. Except as otherwise provided by the Committee, no Restricted Stock awarded under this Plan shall be transferred, sold, exchanged, pledged or otherwise disposed of by a Participant during the Restricted Period, other than (a) by the Participant’s last will and testament, (b) by the applicable laws of descent and distribution or (c) as otherwise determined by the Committee. The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives, and any successors in interest, of such Participant.

7.6 Voting; Dividend Rights. Unless otherwise provided by the Committee in an Award Agreement, the holder of shares of Restricted Stock shall be entitled to vote such shares and shall be entitled to dividends during the Restricted Period; provided, however, that any dividends paid on shares of Restricted Stock will be held by the Company, without interest, until such time as the Restricted Period on the related shares of Restricted Stock lapses, and will be forfeited if the underlying Restricted Stock is forfeited prior to the end of the Restricted Period.
7.7 Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant on the grant date either by book-entry registration or by delivering to the Participant, or to a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the applicable Participant. Any physical certificates or book entries representing shares of the Restricted Stock shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares.
7.8 Accelerated Vesting. In the event of a Change in Control of the Company or the death or Disability of the Participant, the Restricted Period will be deemed to have lapsed and all conditions will be deemed to have been satisfied, and all Awards granted to such Participant under this Plan shall become one hundred percent (100%) vested as of the date of the Change in Control, the death or the Disability, as the case may be.
7.9 Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.
ARTICLE VIII
Withholding of Tax; Section 83(b) Election
8.1 Tax Matters. Unless a Participant makes a Section 83(b) Election, the Participant will recognize taxable income on each vesting date in respect of the shares of Restricted Stock vesting thereupon, and the Company shall report such income to the appropriate taxing authorities in respect of the vesting shares of Restricted Stock as it determines to be necessary and appropriate. The Participant shall be responsible for payment of any taxes due on income in respect of the Restricted Stock; provided, that if the Committee determines that applicable taxation laws require or permit the Company to withhold for remittance to a taxing authority any amount on the vesting of any shares of Restricted Stock, the Committee may provide in any Award Agreement that the Company will (a) require the Participant to pay to the Company such amount as the Company is obligated to remit to such taxing authority, or (b) withhold a number of shares of Stock from the shares otherwise issuable to the Participant having an aggregate Fair Market Value equal to the Participant’s estimated tax liability under the maximum statutory tax rates in any applicable jurisdictions, in which case the Award will be surrendered and cancelled with respect to the number of shares of Stock retained by the Company (provided, that, to the extent that such procedure would result in the Company withholding fractional shares of Stock, the number of shares to be withheld will be rounded down to the nearest whole share, and the Participant shall pay the remainder of such amount in cash or by certified or bank check).
8.2 Section 83(b) Election Procedure. If a Participant makes a Section 83(b) Election with respect to the shares of Restricted Stock under an Award, the Participant shall deliver to the Company a copy of such Section 83(b) Election and, to the extent applicable, pay to the Company, or make such other arrangements satisfactory to the Company to pay to the Company based on the Fair Market Value of the shares of Restricted Stock on the date of grant, any taxes required by law to be withheld with respect to the Restricted Stock at the time of the Section 83(b) Election. The Committee may, in its sole discretion, provide for payment of a concurrent cash award in an amount equal to all or part of the estimated after-tax amount required to satisfy applicable federal, state or local tax obligations arising from the receipt and deemed vesting of Stock for which a Section 83(b) Election may be required.
ARTICLE IX
Amendment; Termination
Unless applicable laws, regulations, or stock exchange listing standards provide otherwise, the Committee may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the Company’s stockholders, provided that no such termination or amendment shall adversely affect or impair any then-outstanding Award without the consent of the Participant holding that Award.

ARTICLE X
General Provisions
10.1 No Right to Continued Service. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant the right to continue to serve as a director, officer or employee of the Company or otherwise to be retained in the service of the Company.
10.2 No Right to Awards. Participants shall not have any claim to be granted Restricted Stock, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
10.3 Compliance with Legal Requirements. The Company, in the discretion of the Committee, may (a) issue Awards hereunder pursuant to one or more exemptions from registration under the Securities Act, including, without limitation, pursuant to Section 4(2) of the Securities Act, Regulation D of the Securities Act, or otherwise, or (b) postpone the issuance or delivery of Stock under any Award until (i) such Stock is registered or qualified under applicable law or listed on an Established Securities Market (ii) any other required action or condition under any state, federal or foreign law, rule or regulation is completed or satisfied. The Plan, the granting of Awards hereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and the Company may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. Without limiting the generality of the foregoing, to the extent that Section 16 of the Exchange Act applies to any Award and a provision of the Plan or any Award Agreement does not comply or is inconsistent with the requirements of Rule 16b-3 under the Exchange Act, such provision shall be construed or deemed to be amended or to be null and void to the extent necessary to conform to such requirements.
10.4 Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, excluding any choice of law provisions which may indicate the application of the laws of another jurisdiction.
10.5 Headings. Headings are given to the Articles and Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.
10.6 Plan Expenses. The expenses of the Plan shall be borne by the Company.